Exhibit 99.1

Per-Se Technologies Receives Notification from the Securities and Exchange Commission

     ALPHARETTA, Ga.--(BUSINESS WIRE)--April 4, 2005--Per-Se Technologies, Inc. (Nasdaq: PSTI) announced today that it has been notified by the Securities and Exchange Commission of the issuance of an order of investigation, which the Company believes relates to allegations of wrongdoing made by a former employee in 2003. These allegations were the subject of a prior investigation by the Audit Committee of the Board of Directors and an outside accounting firm that resulted in the performance of extensive additional procedures, all of which are described in the Company's Annual Report on Form 10-K for the year ended December 31, 2004. The Company intends to cooperate fully with the SEC.

     About Per-Se Technologies

     Per-Se Technologies (Nasdaq: PSTI) is the leader in Connective Healthcare. Connective Healthcare solutions from Per-Se help enable physicians and hospitals to achieve their income potential by creating an environment that streamlines and simplifies the complex administrative burden of providing healthcare. Per-Se's Connective Healthcare solutions help reduce administrative expenses, increase revenue and accelerate the movement of funds to benefit providers, payers and patients. More information is available at www.per-se.com.


     CONTACT: Per-Se Technologies
              Emily Pylant, 770-237-7525
              emily.pylant@per-se.com
              or
              For Per-Se Technologies
              Manning, Selvage & Lee
              Jim Storey, 404-870-6832
              jim.storey@mslpr.com